Exhibit 99.1

NEWS RELEASE
Contact: Donna D’Amico-Annitto	486 North Oliver Road, Bldg. Z Newton, Kansas 67114 (316) 283-6500

PARK AEROSPACE CORP. REPORTS THIRD QUARTER RESULTS

Newton, Kansas, Tuesday, January 14, 2025…..Park Aerospace Corp. (NYSE-PKE) reported results for the 2025 fiscal year third quarter ended December 1, 2024. The Company will conduct a conference call to discuss its financial results and other matters at 5:00 p.m. EST today. A live audio webcast of the event, along with presentation materials, will be available at https://edge.media-server.com/mmc/p/7jbapomd at 5:00 p.m. EST today. The presentation materials will also be available at approximately 4:15 p.m. EST today at https://parkaerospace.com/shareholders/investor-conference-calls/ and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page.

Park reported net sales of $14,408,000 for the 2025 fiscal year third quarter ended December 1, 2024 compared to $11,639,000 for the 2024 fiscal year third quarter ended November 26, 2023 and $16,709,000 for the 2025 fiscal year second quarter ended September 1, 2024. Park’s net sales for the nine months ended December 1, 2024 were $45,087,000 compared to $39,671,000 for the nine months ended November 26, 2023. Net earnings for the 2025 fiscal year third quarter were $1,577,000 compared to $1,203,000 for the 2024 fiscal year third quarter and $2,066,000 for the 2025 fiscal year second quarter. Net earnings were $4,636,000 for the current year’s first nine months compared to $4,803,000 for last year’s first nine months.

Net earnings before special items for the 2025 fiscal year third quarter were $1,577,000 compared to $1,203,000 for the 2024 fiscal year third quarter and $2,092,000 for the 2025 fiscal year second quarter. Net earnings before special items for the nine months ended December 1, 2024 were $5,450,000 compared to $5,356,000 for last fiscal year’s first nine months.

Adjusted EBITDA for the 2025 fiscal year third quarter was $2,415,000 compared to $1,808,000 for the 2024 fiscal year third quarter and $3,206,000 for the 2025 fiscal year second quarter. Adjusted EBITDA for the current year’s first nine months was $8,231,000 compared to $7,788,000 for last year’s first nine months.

During the 2025 fiscal year first nine months, the Company recorded $1,098,000 of pre-tax charges related to storm damage to the Company’s facilities in Newton Kansas. During the 2024 fiscal year’s first nine months, the Company recorded $570,000 of pre-tax activist shareholder defense costs, $65,000 of pre-tax losses on sales of investments to fund the $1.00 per share special cash dividend paid on April 6, 2023 to shareholders of record on March 9, 2023 and a $109,000 pre-tax charge for the modification of previously granted stock options in connection with the special cash dividend in the 2024 fiscal year first quarter.

Park reported basic and diluted earnings per share of $0.08 for the 2025 fiscal year third quarter compared to $0.06 for the 2024 fiscal year third quarter and $0.10 for the 2025 fiscal year second quarter. Basic and diluted earnings per share before special items were $0.08 for the 2025 fiscal year third quarter compared to $0.06 for the 2024 fiscal year third quarter and $0.10 for the 2025 fiscal year second quarter.

Park reported basic and diluted earnings per share of $0.23 for the 2025 fiscal year’s first nine months compared to $0.24 for the 2024 fiscal year’s first nine months. Basic and diluted earnings per share before special items were $0.27 for the 2025 fiscal year’s first nine months compared to $0.26 for the 2024 fiscal year’s first nine months.

The Company will conduct a conference call to discuss its financial results at 5:00 p.m. EST today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (877) 407-3982 in the United States and Canada, and (201) 493-6780 in other countries. The required passcode for attendance by phone is 13750836.

For those unable to listen to the call live, a conference call replay will be available from approximately 8:00 p.m. EST today through 11:59 p.m. EST on Tuesday, January 21, 2025. The conference call replay will be available at https://edge.media-server.com/mmc/p/7jbapomd and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page. It can also be accessed by dialing (844) 512-2921 in the United States and Canada, and (412) 317-6671 in other countries. The required passcode for accessing the replay by phone is 13750836.

Any additional material financial or statistical data disclosed in the conference call, including the investor presentation, will also be available at the time of the conference call on the Company's website at

https://parkaerospace.com/shareholders/investor-conference-calls/.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its operating results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as a charge related to storm damage, activist shareholder defense costs, losses on sales of investments and charges for modification of previously granted stock options. Accordingly, in addition to disclosing its operating results determined in accordance with GAAP, Park discloses non-GAAP measures, including Adjusted EBITDA, and operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below includes a reconciliation of the non-GAAP operating results before special items to earnings determined in accordance with GAAP and a reconciliation of GAAP pre-tax earnings to Adjusted EBITDA. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Aerospace Corp. develops and manufactures solution and hot-melt advanced composite materials used to produce composite structures for the global aerospace markets. Park’s advanced composite materials include film adhesives (Aeroadhere®) and lightning strike protection materials (Electroglide®). Park offers an array of composite materials specifically designed for hand lay-up or automated fiber placement (AFP) manufacturing applications. Park’s advanced composite materials are used to produce primary and secondary structures for jet engines, large and regional transport aircraft, military aircraft, Unmanned Aerial Vehicles (UAVs commonly referred to as “drones”), business jets, general aviation aircraft and rotary wing aircraft. Park also offers specialty ablative materials for rocket motors and nozzles and specially designed materials for radome applications. As a complement to Park’s advanced composite materials offering, Park designs and fabricates composite parts, structures and assemblies and low volume tooling for the aerospace industry. Target markets for Park’s composite parts and structures (which include Park’s proprietary composite SigmaStrut™ and AlphaStrut™ product lines) are, among others, prototype and development aircraft, special mission aircraft, spares for legacy military and civilian aircraft and exotic spacecraft. Park’s objective is to do what others are either unwilling or unable to do. When nobody else wants to do it because it is too difficult, too small or too annoying, sign us up.

Additional corporate information is available on the Company’s website at www.parkaerospace.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended

	December 1, 2024	November 26, 2023	September 1, 2024	December 1, 2024	November 26, 2023
Sales	$14,408	$11,639	$16,709	$45,087	$39,671

Net Earnings before Special Items[1]	$1,577	$1,203	$2,092	$5,450	$5,356
Special Items, Net of Tax:
Activist Shareholder Defense Costs	-	-	-	-	(570)
Stock Option Modification	-	-	-	-	(109)
Loss on Sale of Marketable Securities	-	-	-	-	(65)
Storm Damage Charge	-	-	(46)	(1,098)	-
Income Tax Effect on Pretax Special Items	-	-	20	284	191
Net Earnings	$1,577	$1,203	$2,066	$4,636	$4,803

Basic Earnings per Share:
Basic Earnings before Special Items[1]	$0.08	$0.06	$0.10	$0.27	$0.26
Special Items:
Activist Shareholder Defense Costs	-	-	-	-	(0.03)
Stock Option Modification	-	-	-	-	-
Loss on Sale of Marketable Securities	-	-	-	-	-
Storm Damage Charge	-	-	-	(0.05)	-
Income Tax Effect on Pretax Special Items	-	-	-	0.01	0.01
Basic Earnings per Share	$0.08	$0.06	$0.10	$0.23	$0.24

Diluted Earnings before Special Items[1]	$0.08	$0.06	$0.10	$0.27	$0.26
Special Items:
Activist Shareholder Defense Costs	-	-	-	-	(0.03)
Stock Option Modification	-	-	-	-	-
Loss on Sale of Marketable Securities	-	-	-	-	-
Storm Damage Charge	-	-	-	(0.05)	-
Income Tax Effect on Pretax Special Items	-	-	-	0.01	0.01
Diluted Earnings per Share	$0.08	$0.06	$0.10	$0.23	$0.24

Weighted Average Shares Outstanding:
Basic	19,982	20,250	20,216	20,150	20,323
Diluted	20,077	20,355	20,291	20,246	20,406

1 Refer to "Reconciliation of non-GAAP financial measures" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	December 1, 2024	March 3, 2024
	(unaudited)
Assets
Current Assets
Cash and Marketable Securities	$70,042	$77,211
Accounts Receivable, Net	9,687	12,381
Inventories	10,592	6,404
Prepaid Expenses and Other Current Assets	2,243	2,849
Total Current Assets	92,564	98,845

Fixed Assets, Net	21,479	23,499
Operating Right-of-use Assets	320	95
Other Assets	9,859	9,870
Total Assets	$124,222	$132,309

Liabilities and Shareholders' Equity
Current Liabilities
Accounts Payable	$5,532	$3,514
Accrued Liabilities	1,427	1,986
Operating Lease Liability	39	53
Income Taxes Payable	5,258	4,105
Total Current Liabilities	12,256	9,658

Long-term Operating Lease Liability	328	82
Non-current Income Taxes Payable	-	5,259
Deferred Income Taxes	3,034	3,222
Other Liabilities	1,246	1,174
Total Liabilities	16,864	19,395

Shareholders’ Equity	107,358	112,914

Total Liabilities and Shareholders' Equity	$124,222	$132,309

Additional information
Equity per Share	$5.39	$5.58

Comparative statements of operations (in thousands – unaudited):

	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended

	December 1, 2024	November 26, 2023	September 1, 2024	December 1, 2024	November 26, 2023

Net Sales	$14,408	$11,639	$16,709	$45,087	$39,671

Cost of Sales	10,580	8,470	11,952	32,403	27,590

Gross Profit	3,828	3,169	4,757	12,684	12,081
% of net sales	26.6%	27.2%	28.5%	28.1%	30.5%

Selling, General & Administrative Expenses	1,982	1,804	2,140	6,139	6,272
% of net sales	13.8%	15.5%	12.8%	13.6%	15.8%

Earnings from Operations	1,846	1,365	2,617	6,545	5,809

Storm Damage Charge	-	-	(46)	(1,098)	-
Interest and Other Income:
Interest Income	290	261	245	874	724

Earnings from Operations before Income Taxes	2,136	1,626	2,816	6,321	6,533

Income Tax Provision	559	423	750	1,685	1,730
Net Earnings	$1,577	$1,203	$2,066	$4,636	$4,803
% of net sales	10.9%	10.3%	12.4%	10.3%	12.1%

Reconciliation of non-GAAP financial measures (in thousands – unaudited):

Reconciliation of Non-GAAP Financial Measures

Reconciliation of GAAP Net Earnings to Adjusted EBITDA

	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended

	December 1, 2024	November 26, 2023	September 1, 2024	December 1, 2024	November 26, 2023
GAAP Net Earnings	$1,577	$1,203	$2,066	$4,636	$4,803
Adjustments:
Income Tax Provision	559	423	750	1,685	1,730
Interest Income	(290)	(261)	(245)	(874)	(789)
Depreciation	464	339	488	1,391	984
Stock Option Expense	105	104	101	295	316
Special Items:
Activist Shareholder Defense Costs	-	-	-	-	570
Stock Option Modification Charge (a)	-	-	-	-	109
Pre-tax Losses on Sales of Investments (b)	-	-	-	-	65
Storm Damage Charge	-	-	46	1,098	-
Adjusted EBITDA	$2,415	$1,808	$3,206	$8,231	$7,788

(a) pre-tax charge for the modification of previously granted stock options in connection with the special dividend in the 2024 fiscal year first quarter

(b) to fund the $1.00 per share special dividend paid on April 6, 2023 to shareholders of record on March 9, 2023